Exhibit 15.1

November 28, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated May 2, 2008, August 1, 2008, and November 7, 2008 for the three-month periods ended March 31, 2008 and 2007, three and six-month periods ended June 30, 2008 and 2007, and three and nine-month periods ended September 30, 2008 and 2007, respectively, and included in the Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008, respectively, are incorporated by reference in its Registration Statement on Form S-3 dated November 28, 2008.

Very truly yours,

/s/ PRICEWATERHOUSE COOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts